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                                                                    EXHIBIT 4.11


                                                Diageo plc
                                                8 Henrietta Place
                                                LONDON W1G 0NB

                                                Tel  +44 207 927 5274
                                                Fax  +44 207 927 4637

Lord Blyth of Rowington
Windmill House
Finwood Road
Rowington
Warwickshire CV35 7DF



10 September 2003


Dear James


Further to the Board's decision on 3 September 2003, I confirm that your appointment as Chairman of Diageo has been extended for a further period of two years.

Your appointment will therefore be for a period of seven years starting on 1 July 2000 terminable, as before, by either side giving six months notice in writing at any time or, if the Board wishes to terminate the arrangement, by payment of six months' fee in lieu of notice.

All other terms of your appointment set out in the letters to you dated 7 October 1999 and 7 March 2002 remain unchanged.

Please confirm that you agree to this revised term by signing and returning the enclosed copy of this letter to me.


Yours sincerely


/s/ Susanne Bunn

SUSANNE BUNN
Company Secretary





SIGNED /s/ Blyth                                DATE  15 September 2003
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